Exhibit 99.1

Digital Turbine Reports Fiscal 2019 First Quarter Results

Revenue from Continuing Operations of $22.1 Million Represented 46% Annual Growth

Finalizing Partnership Renewal with Leading U.S.-Based Carrier

Austin, TX – August 9, 2018 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal first quarter ended June 30, 2018. The Company divested its Content and Advertisers & Publishers (“A&P”) businesses in two separate transactions that closed on July 1, 2018, and June 28, 2018 (effective June 1, 2018), respectively. As a result, the operating results of these businesses are reflected as discontinued operations for all periods presented. All operating results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods have been adjusted to reflect only continuing operations.

Recent Highlights:

•	Fiscal first quarter revenue was $22.1 million, representing 46% growth when compared to the fiscal first quarter of 2018.

•	GAAP net income from continuing operations for the fiscal first quarter was $1.5 million, or $0.02 per share. Non-GAAP adjusted net loss[1] was $0.6 million, or ($0.01) per share.

•	Non-GAAP adjusted EBITDA[2] for the fiscal first quarter was $0.2 million, as compared to a Non-GAAP adjusted EBITDA loss of $0.1 million in the fiscal first quarter of 2018.

•	The Company’s cash balance was $8.6 million as of June 30, 2018, as compared to the March 31, 2018 balance of $12.7 million.

•	The Company has surpassed 175 million total devices with Ignite installed to date.

•	The Company is in the final stages of renewing its contract with a leading U.S.-based carrier partner for an additional four-year period.

“Demand for our rapidly evolving suite of product solutions from existing and prospective new partners and advertisers is at all-time highs,” said Bill Stone, CEO. “We are very near finalizing a renewal of our valued partnership with a leading U.S.-based carrier. We view this renewal as an endorsement of our expanded platform and product roadmap, and it is expected to provide a source of meaningful potential growth for the Company in the years ahead. Additionally, I continue to be optimistic about the Company’s capacity to partner with leading global OEMs as a means of significantly expanding the platform’s reach, especially as it relates to the penetration and monetization of global markets where the ‘unlocked’ BYOD model prevails.”

Digital Turbine Fiscal 2019 First Quarter Results August 9, 2018 Page 2 of 11

Mr. Stone concluded, “Although weaker-than-expected sales of a new flagship device presented a headwind in the June quarter, I am strongly encouraged by recent key developments at Digital Turbine, all of which point to the growing demand, and expanding market opportunity, for our unique platform offering. Our platform is now enhanced with the addition of several promising new product features. Meanwhile, our roster of partners and advertisers is continuing to expand as mobile players worldwide seek additional sources of monetization that simultaneously add value to end users. Digital Turbine is in the right spot at the right time – our focus continues to be squarely on execution as the means to successfully translate the burgeoning market opportunity into substantive financial gains for our shareholders.”

First Quarter Fiscal 2019 Financial Results

Revenue for the fiscal first quarter of 2019 was $22.1 million, representing an increase of 46% year-over-year. Revenue growth was largely attributable to higher revenue-per-device with our larger U.S.-based carrier partners, which reflected incremental contributions from new product offerings added to the platform.

GAAP gross margin was 29% for the first quarter of fiscal 2019, as compared to a 34% GAAP gross margin in the fiscal first quarter of 2018. Non-GAAP adjusted gross margin3 was 31% for the fiscal first quarter of 2019, as compared to 37% for the fiscal first quarter of 2018. The reconciliation between GAAP and Non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Income/(Loss) below.

Net income from continuing operations for the first quarter of fiscal 2019 was $1.5 million, or $0.02 per share, as compared to a net loss from continuing operations for the fiscal first quarter of 2018 of $4.1 million, or ($0.06) per share. Non-GAAP adjusted net loss1 for the first quarter of fiscal 2019 was $0.6 million, or ($0.01) per share, as compared to a Non-GAAP adjusted net loss of of $1.1 million, or ($0.02) per share, during the fiscal first quarter of 2018.

Non-GAAP adjusted EBITDA2 was $0.2 million for the first quarter of fiscal 2019, as compared to a Non-GAAP adjusted EBITDA loss of $0.1 million for the first quarter of fiscal 2018. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of Non-GAAP adjusted EBITDA and a reconciliation to GAAP net income/(loss) from continuing operations.

Business Outlook

Based on information available as of August 9, 2018, the Company expects second quarter of fiscal 2019 revenue of approximately $23 million and sequential improvement in non-GAAP adjusted EBITDA2. It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering, which are directly impacted by changes in the Company’s stock price.

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About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, connecting top mobile operators, OEMs and publishers with app developers and advertisers worldwide. Its comprehensive Mobile Delivery Platform powers frictionless user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 30 mobile operators and OEMs worldwide, and has delivered more than one billion app preloads for tens of thousands advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Durham, Mumbai, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its first quarter financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through August 16, 2018. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10123008.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin, non-GAAP adjusted EBITDA and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

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Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income/(loss) and EPS are defined as GAAP net income/(loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering, and non-recurring severance expense. Readers are cautioned that Non-GAAP adjusted net income/(loss) and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net income/(loss) excluding the following cash and non-cash expenses: interest expense, foreign exchange transaction loss/(gain), income tax provision/(benefit), depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives and warrants that are recorded related to the September 2016 convertible notes offering, other income / (expense), loss on disposal of fixed assets, and non-recurring severance expense. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Additionally, we provide supplemental Non-GAAP free cash flow information in a table below, which is defined as net cash provided by operating activities (as stated in our Unaudited Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by / (used in) operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, Non-GAAP adjusted net income / (loss) and EPS, and Non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

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Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•	customer adoption that either we or the market may expect
•	risks associated with the level of our secured and unsecured indebtedness
•	ability to comply with financial covenants in outstanding indebtedness
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise

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•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew

Digital Turbine

brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Fiscal 2019 First Quarter Results August 9, 2018 Page 7 of 11

Digital Turbine, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income/(Loss)

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended
	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
Net revenues	$22,112	$15,153
Cost of revenues
License fees and revenue share	15,216	9,592
Other direct cost of revenues	507	409
Total cost of revenues	15,723	10,001
Gross profit	6,389	5,152
Operating expenses
Product development	3,109	2,174
Sales and marketing	1,836	1,137
General and administrative	2,704	3,358
Total operating expenses	7,649	6,669
Loss from operations	(1,260)	(1,517)
Interest and other expense, net
Interest expense, net	(319)	(707)
Foreign exchange transaction gain / (loss)	8	(63)
Change in fair value of convertible note embedded derivative liability	1,620	(1,308)
Change in fair value of warrant liability	1,570	(464)
Other income / (expense)	(127)	3
Total interest and other expense, net	2,752	(2,539)
Income / (Loss) from continuing operations before income taxes	1,492	(4,056)
Income tax benefit / (provision)	(36)	31
Net income / (loss) from continuing operations, net of taxes	$1,528	$(4,087)
Discontinued operations, net of taxes
Net loss from operations of discontinued components	$(1,044)	$(88)
Net loss from discontinued operations, net of taxes	$(1,044)	$(88)
Net income / (loss)	$484	$(4,175)
Comprehensive income / (loss):	$484	$(4,175)
Basic and diluted net income / (loss) per common share
Continuing operations	$0.02	$(0.06)
Discontinued operations	$(0.01)	$(0.00)
Net income / (loss)	$0.01	$(0.06)
Weighted average common shares outstanding, basic	$76,204	$66,599
Weighted average common shares outstanding, diluted	79,598	66,599

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Digital Turbine, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	June 30, 2018	March 31, 2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,638	$12,720
Restricted cash	331	331
Accounts receivable, net of allowances of $790 and $512, respectively	19,346	17,050
Deposits	151	151
Prepaid expenses and other current assets	802	750
Current assets held for disposal	4,393	8,753
Total current assets	33,661	39,755
Property and equipment, net	2,711	2,757
Deferred tax assets	632	596
Intangible assets, net	896	1,231
Goodwill	42,268	42,268
TOTAL ASSETS	$80,168	$86,607
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$18,292	$19,895
Accrued license fees and revenue share	11,491	8,232
Accrued compensation	1,177	2,966
Short-term debt, net of debt issuance costs and discounts of $163 and $205, respectively	1,437	1,445
Other current liabilities	1,486	1,142
Current liabilities held for disposal	8,048	12,726
Total current liabilities	41,931	46,406
Convertible notes, net of debt issuance costs and discounts of $1,709 and $1,827, respectively	3,991	3,873
Convertible note embedded derivative liability	3,056	4,676
Warrant liability	2,410	3,980
Total liabilities	51,388	58,935
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 77,145,980 issued and 76,391,381 outstanding at June 30, 2018; 76,843,278 issued and 76,108,822 outstanding at March 31, 2018	10	10
Additional paid-in capital	318,690	318,066
Treasury stock (754,599 shares at June 30, 2018 and March 31, 2018)	(71)	(71)
Accumulated other comprehensive loss	(325)	(325)
Accumulated deficit	(289,624)	(290,108)
Total stockholders' equity	28,780	27,672
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$80,168	$86,607

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Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income / (loss)	$1,528	$(4,087)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	729	628
Change in allowance for doubtful accounts	278	146
Amortization of debt discount and debt issuance costs	161	353
Stock-based compensation	463	715
Stock-based compensation for services rendered	85	76
Change in fair value of convertible note embedded derivative liability	(1,620)	1,308
Change in fair value of warrant liability	(1,570)	464
(Increase)/decrease in assets:
Accounts receivable	(2,574)	(3,119)
Deferred tax assets	(36)	-
Prepaid expenses and other current assets	(52)	(72)
Increase/(decrease) in liabilities:
Accounts payable	(1,603)	(907)
Accrued license fees and revenue share	3,259	2,905
Accrued compensation	(1,781)	98
Accrued interest	135	344
Other current liabilities	209	(533)
Other non-current liabilities	(6)	73
Net cash used in operating activities - continuing operations	(2,395)	(1,608)
Net cash provided by (used in) operating activities - discontinued operations	(1,224)	204
Net cash used in operating activities	(3,619)	(1,404)

Cash flows from investing activities
Capital expenditures	(411)	(365)
Net cash used in investing activities - continuing operations	(411)	(365)
Net cash used in investing activities - discontinued operations	(41)	(9)
Net cash used in investing activities	(452)	(374)

Cash flows from financing activities
Proceeds from short-term borrowings	-	2,250
Options exercised	39	9
Repayment of debt obligations	(50)	-
Payment for debt issuance costs	-	(320)
Net cash provided by / (used) in financing activities	(11)	1,939

Effect of exchange rate changes on cash and cash equivalents	-	(8)

Net change in cash and cash equivalents	(4,082)	153

Cash and cash equivalents, beginning of period	13,051	6,480

Cash and cash equivalents, end of period	$8,969	$6,633
Supplemental disclosure of cash flow information
Interest paid	$26	$-
Supplemental disclosure of non-cash financing activities:
Cashless exercise of warrants to purchase common stock of the Company	$10	$-
Common stock of the Company issued for extinguishment of debt	$11,942	$-

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GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
Continuing Operations:
Revenue	$22,112	$15,153
Gross profit	$6,389	$5,152
Gross margin percentage	29%	34%
Add back items:
Amortization of intangibles	$335	$376
Depreciation of software	172	33
Non-GAAP gross profit from Continuing Operations	$6,896	$5,561
Non-GAAP gross margin percentage from Continuing Operations	31%	37%

	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
Net income / (loss) from continuing operations	$1,528	$(4,087)
Add back items:
Stock and stock option compensation	548	791
Amortization of intangibles	335	376
Change in fair value of convertible note embedded derivative and warrant liability	(3,190)	1,772
Non-recurring severance expense	145	0
Non-GAAP Adjusted Net Loss from Continuing Operations	$(634)	$(1,148)

Net Income/ (Loss) per share from Continuing Operations	$0.02	$(0.06)
Non-GAAP Adjusted Net Loss per share from Continuing Operations	$(0.01)	$(0.02)
Weighted average common shares outstanding, basic	76,204	66,599
Weighted average common shares outstanding, diluted	79,598	66,599

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GAAP NET INCOME / (LOSS) FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
Net income / (loss) from continuing operations	$1,528	$(4,087)
Add back items:
Stock and stock option compensation	548	791
Amortization of intangibles	335	376
Depreciation expense	394	252
Interest expense, net	319	707
Other expense / (income)	121	(3)
Change in fair value of convertible note embedded derivative and warrant liability	(3,190)	1,772
Loss on disposal of fixed assets	6	0
Non-recurring severance expense	145	0
Foreign exchange transaction loss / (gain)	(8)	63
Income tax provision / (benefit)	(36)	31
Non-GAAP adjusted EBITDA from continuing operations	$162	$(97)

GAAP CASH FLOW USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
Net cash used in operating activities from continuing operations	$(2,395)	$(1,608)
Capital expenditures	(411)	(365)

Non-GAAP free cash flow from continuing operations	$(2,806)	$(1,973)